Exhibit 10.1

CONSENT

This CONSENT (this “Consent”) dated as of July 1, 2020 to the Credit Agreement referenced below is by and among Zynga Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto and Bank of America, N.A. (the “Lender”).

W I T N E S S E T H

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of December 20, 2018 among the Borrower, the Guarantors identified therein and the Lender;

WHEREAS, the Borrower has requested that the Lender consent to certain tax restructuring transactions and the Lender has agreed to do so on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.Consent.  Notwithstanding anything to the contrary in any of the Loan Documents, the Lender consents to the consummation of the transactions set forth in the slide deck titled “Zynga Inc. International operating model realignment April 2020 DRAFT for discussion purposes only”.  This consent is a one-time consent and shall be effective only in this specific instance.

3.Conditions Precedent.  This Consent shall become effective as of the date hereof upon receipt by the Lender of counterparts of this Consent duly executed by a Responsible Officer of each Loan Party.

4.Consent is a Loan Document.  This Consent is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Consent.

5.Representations and Warranties.  Each Loan Party represents and warrants to the Lender that after giving effect to this Consent (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the date hereof and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof, except that for purposes of this Section 5(a), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (b) no Default exists.

6.Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Consent and all transactions contemplated hereby, (b) affirms all of its obligations under the Credit Agreement and the other Loan Documents and (c) agrees that this Consent and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

7.Reaffirmation of Security Interests and Guarantees.  Each Loan Party (a) agrees that, notwithstanding the effectiveness of this Consent, the Security Agreement and each of the other Collateral

Exhibit 10.1

Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guaranty of the Guaranteed Obligations and its grant of a security interest pursuant to the Collateral Documents in its assets that constitute Collateral as collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guaranty and grant continues in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents.

8.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9.Counterparts; Delivery.  This Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Consent by facsimile or other electronic imaging means shall be effective as an original.

10.Governing Law.  This Consent shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

BORROWER:	ZYNGA INC., a Delaware corporation

	By:	/s/ James Gerard Griffin
	Name:	James Gerard Griffin
	Title:	Chief Financial Officer

GUARANTORS:	BIG DOG HOLDINGS LLC, a Delaware limited liability company

	By:	Zynga Inc., its managing member

	By:	/s/ James Gerard Griffin
	Name:	James Gerard Griffin
	Title:	Chief Financial Officer

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Jason Auguste
	Name:	Jason Auguste
	Title:	Vice President

ZYNGA INC.

CONSENT